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                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


September 26, 1995 (Date of earliest event reported)


                     FLOW INTERNATIONAL CORPORATION
          (Exact name of Registrant as specified in its charter)

Deleware                 2-81315             91-1104842
(State or other         (Commission         (I.R.S. Employer
 jurisdiction of            File              Identification
 incorporation)            Number)                Number)



23500 - 64th Avenue South, Kent, Washington  98032
(Address of principal executive offices, zip code)


Registrants telephone number, including area code:
(206) 850-3500


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ITEM 5.   Other Events

     Flow International Corporation announced that it had completed a $75 million long-term financing package. The package includes a $60 million bank credit facility provided by its principal bank, U.S. Bank of Washington, N.A., and a $15 million private note placement.

     The bank facility provides a five-year credit line of up to $60 million, decreasing by $8 million per year commencing in the third year. Interest is payable at LIBOR plus 1.35%, or 1.00% if certain covenants are met. The note financing is for a ten year term, with a fixed interest rate of 7.2%, and with amortization of the principal amount commencing after four years.



SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 10, 1995       FLOW INTERNATIONAL CORPORATION



                              By: /S/ John S. Leness
                              John S. Leness, General Counsel and
                              Corporate Secretary